AGREEMENT

This Agreement (the “Agreement”) is dated November __, 2007 and is made by and among National Investment Managers Inc. (the “Company”), DC Associates LLC (“DCA”), and Michael Crow, an individual residing in 1133 Cedar Rd, Southport, CT 06890 (“Crow” and, together with DCA, the “Duncan Parties”).

WHEREAS, the Company and DCA entered into that certain advisory agreement dated January 1, 2006, as amended, including pursuant to a Memorandum dated February 15, 2007 from Duncan Capital Group, LLC to the Company (the “DCA Agreement”) pursuant to which DCA agreed to provide the Company with financial consulting services;

WHEREAS, a true and correct copy of the DCA Agreement is attached as Exhibit B hereto.

WHEREAS, DCA has provided certain advisory services to the Company pursuant to the DCA Agreement, including, without limitation, (i) advice to the Company in structuring the Company’s Series E Private Placement, (ii) advice to the Company in structuring the Company’s issuance of notes and borrowings of loans from certain proposed investors, (iii) advice to the Company in the operations of the Company and integration of recent acquisitions, and (iv) advice regarding a possible sale of the Company and introductions to investment banking firms in connection therewith (collectively, the “Performed Services”);

WHEREAS, the DCA Agreement, pursuant to its terms, provides that the Company shall pay to DCA a monthly retainer fee of $10,000 for the remaining months on the term of the DCA Agreement (i.e. November and December 2007) (the “Balance Consulting Fee”);

WHEREAS, the DCA Agreement provides that DCA may be entitled to a fee in an amount to be negotiated for services which may be provided by DCA as an advisor to the Company in connection with possible future corporate and/or capital opportunities of the Company (the “Prospective Fees”);

WHEREAS, the Company and the Duncan Parties have agreed to terminate DCA’s and Crow’s rights and obligation to provide services under the DCA Agreement on the terms and conditions set forth herein;

WHEREAS, the Company and the Duncan Parties desire to terminate DCA’s and Crow’s rights and obligation to provide services under the DCA Agreement on the terms and conditions set forth herein and all compensation owed pursuant to the DCA Agreement including, but not limited to, all amounts owed in respect of the Performed Services, the Balance Consulting Fee and the Prospective Fees;

WHEREAS, as consideration for the Duncan Parties agreeing to cancel their rights under the DCA Agreement on the terms set forth therein, the Company will pay DCA a one-time sum of, $80,000 (the “Settlement Payment”);

WHEREAS, Crow is legal and beneficial owner of 100% of the equity interests in DCA and is the sole and ultimate recipient of the benefits flowing to DCA from the DCA Agreement; and

WHEREAS, the parties agree that the Settlement Payment has been negotiated on arm’s-length terms and represents the parties informed and considered judgment as to a fair and reasonable estimate for the mutual agreements contained herein.

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and among the Company and the Duncan Parties as follows:

1. DCA and Crow agree that, except as set forth in the immediately succeeding sentence, all obligations of the Company under the DCA Agreement (whether now existing or hereafter arising, contingent or liquidated, earned or prospective, known or unknown), including all obligations in respect of the Performed Services, the Balance Consulting Fee and the Prospective Fees, and all other obligations for fees, compensation and expenses, shall be terminated, discharged, satisfied, waived, relinquished and released. Notwithstanding the foregoing, the Company and DCA agree that the indemnification obligations of the Company set forth in Section 7 and Exhibit A of the DCA Agreement shall survive and shall remain in effect; provided that the Exhibit A to the DCA Agreement shall be modified by deleting the penultimate sentence of the first paragraph thereof and inserting the following new sentence: “The Company will not, however, be responsible for any Claim to the extent arising from the negligence, gross negligence, willful misconduct or unlawful actions of any person seeking indemnification hereunder.”

2. DCA and Crow represent, warrant and agree that, except for the Agreement attached as Exhibit B hereto (as in effect on the date hereof, the “Continuing Arrangements”), the DCA Agreement is the only existing agreement between DCA, Crow or any of their affiliates, on the one hand, and the Company or any of its affiliates, on the other hand, and the only agreement pursuant to which the Company or any of its affiliates has any obligation, contingent, prospective, or otherwise, to DCA, Crow or any of their affiliates (all such other agreements and obligations, exclusive of the Continuing Arrangements, referred to herein as the “Other Agreements”). Except for the Continuing Arrangements and the indemnification obligations of the Company set forth in Section 7 and Exhibit A of the DCA Agreement (as modified pursuant to paragraph 1 hereof), DCA, Crow, on behalf of themselves and their affiliates, successors and assigns, hereby terminate, discharge, relinquish, waive and release any and all other claims for any fees, compensation and expenses against the Company or any Company Person (defined below) under or in connection with the Other Agreements.

3. In consideration for DCA and Crow agreeing to terminate the Company’s obligations under DCA Agreement (other than as expressly set forth above), the Company agrees to make the Settlement Payment to DCA upon the closing of the Company’s contemplated financing arrangements. The Company agrees that, upon the effectiveness hereof, all further obligations of DCA and/or Crow to act as a financial consultant to the Company under the DCA Agreement are terminated and discharged.

4. DCA and Crow warrant and represent that no person or entity other than DCA or Crow has now or ever had any interest in the DCA Agreement, the Other Agreements, the Performed Services, the Balance Consulting Fee, or the Prospective Fees herein, and that neither of them has assigned or transferred, or purported to assign or transfer, to any person or entity all or any portion of the foregoing or any of the rights or benefits thereunder.

5. The parties understand and agree that this Agreement, including the facts and circumstances underlying this Agreement shall forever be deemed confidential among the parties to this Agreement unless disclosure of the facts and circumstances is required by law or to enforce the terms hereof; provided that the Company may disclose this Agreement and the subject matter hereof to any of the Company’s past, present and future: heirs, executors, successors, administrators, insurers, assigns, shareholders, investors, lenders, and each past, present and future advisor, attorney, consultant and other advisor of the foregoing (collectively, the “Company Persons”). DCA and Crow further agree that the Company’s rights hereunder may be collaterally assigned to certain Company Persons and that such Company Persons shall be entitled to enforce the provisions hereof. DCA and Crow agree that each of the Company Persons is an intended third party beneficiary of this Agreement, that certain Company Persons are entering into financing arrangements with the Company in reliance upon the representations and agreements of DCA and Crow hereunder, and that the representations and agreements of DCA and Crow hereunder shall be a material inducement to such Company Persons agreeing to enter into such financing arrangements with the Company.

6. Each party acknowledges and represents that: (a) they have read the Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

7. This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral. Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

8. This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto, with the prior written consent of the Company’s lenders.

9. Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

10. The Parties agree that this Agreement is governed by the Laws of the State of New York and that any and all disputes that may arise from the provisions of this Agreement shall be tried in the Supreme Court, State of New York, County of New York. THE PARTIES AGREE TO WAIVE THEIR RIGHT TO TRIAL BY JURY FOR ANY DISPUTE ARISING OUT OF THIS AGREEMENT.

11. This Agreement may be executed in facsimile counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

National Investment Managers Inc.

/s/ Steven Ross
Name: Steven Ross
Title: CEO

DC Associates LLC

/s/Michael Crow
Name: Michael Crow
Title:

/s/ Michael Crow
Michael Crow, an individual

Exhibit A

Copy of DCA Agreement dated January 1, 2006 and Memorandum dated February 15, 2007

Exhibit B

Copy of Agreement, dated as of December 20, 2006 by and among the Company, Duncan Capital Group LLC, and DCI Master LDC.